Exhibit 8.1

                                                                Execution Copy



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Jones Waldo Holbrook & McDonough PC
Attorneys and Counselors
126 Years of Service

                                                     August 13, 2001

ZiaSun Technologies, Inc.
665 San Rodolfo Drive, Suite 120
Solana Beach, CA 90275

Re: Agreement and Plan of Merger, dated May 3, 2001 between ZiaSun Technologies, Inc. and Telescan, Inc.

Ladies and Gentlemen:

     We have acted as counsel to ZiaSun Technologies, Inc., a Nevada corporation ("ZiaSun") in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 3, 2001, between Telescan, Inc. ("Telescan"), a Delaware corporation, and ZiaSun, pursuant to which ZiaSun and Telescan organized INVESTools, a Delaware corporation ("INVESTools"), ZiaSun Merger Sub, a Nevada corporation and a wholly owned subsidiary of INVESTools ("ZiaSun Merger Sub"), shall be merged with and into ZiaSun with ZiaSun surviving as a subsidiary of INVESTools (the "ZiaSun Merger"), and Telescan Merger Sub, organized as a Delaware corporation and a wholly owned subsidiary of INVESTools ("Telescan Merger Sub"), shall be merged with and into Telescan with Telescan surviving as a subsidiary of INVESTools (the "Telescan Merger" and, together with the ZiaSun Merger, the "Mergers") on the terms and conditions set forth therein, the time at which the Mergers become effective being hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with Telescan's Registration Statement on Form S-4 relating to the proposed Mergers pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

     In acting as counsel to ZiaSun in connection with the Mergers, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing of the Registration Statement.

     You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Mergers will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by

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ZiaSun Technologies, Inc.                                        Execution Copy
August 13, 2001
Page 2

Telescan, ZiaSun, INVESTools, Telescan Merger Sub and ZiaSun Merger Sub in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and
(iv) any representations made in the Representation Letters "to the knowledge of," or based on the belief of, Telescan, ZiaSun, INVESTools, Telescan Merger Sub and ZiaSun Merger Sub or similarly qualified are true, complete and correct without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

     We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     If any of the above-described assumptions are untrue for any reason or if the Mergers are effected on a factual basis different from that contemplated in the Merger Agreement and the Registration Statement the opinion expressed herein may be inapplicable. Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, the opinion expressed herein may become inapplicable.

     Based on and subject to the foregoing, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "THE MERGER--Material U.S. Federal Income Tax
Consequences--Consequences of the Transaction to U.S. Holders."

     We express our opinion herein only as to those matters specifically set forth in the Registration Statement and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of Utah, and we do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

                                   Very truly yours,


                                   /s/ Jones Waldo Holbrook & McDonough, P.C.
                                   JONES WALDO HOLBROOK & MCDONOUGH, P.C.